UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
November 22, 2011 (November 16, 2011)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 16, 2011, Coventry Health Care, Inc. (the “Company”) amended and restated its Code of Business Conduct and Ethics (the “Code”), which applies to all officers, employees and directors of the Company. The amendments to the Code added a “Message from the Chief Executive Officer”, provided additional specificity as to whom ethics complaints or questions should be communicated, and added language covering the protection of confidential member information.   As amended, the Code also contains a number of technical, administrative and nonsubstantive changes and revises out-of-date references.  The description of the Code set forth in this Form 8-K is qualified in its entirety by reference to the Code attached hereto as Exhibit 14.1 and also available at www.coventryhealthcare.com.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
14.1	Coventry Health Care, Inc. Code of Business Conduct and Ethics

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
Name:	John J. Ruhlmann
Title:	Senior Vice President and Corporate Controller

Dated:	November 22, 2011